Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Jen Schultz 314-253-5923
Spectrum Brands Holdings Reports Fiscal 2025 Fourth Quarter Results
•Fourth Quarter Net Sales Decreased 5.2% and Organic Net Sales Decreased 6.6%
•Fourth Quarter Net Income From Continuing Operations of $53.3 Million and Adjusted EBITDA of $63.4 Million
•Full Year Net Sales Decreased 5.2% with Organic Net Sales Decrease of 5.3%
•Full Year Net Income From Continuing Operations of $100.2 Million; Adjusted EBITDA of $289.1 Million.
•Fiscal 2025 Operating Cash Flow From Continuing Operations of $204.1 Million; Adjusted Free Cash Flow of $170.7 Million
•Returned $374.6 Million to Shareholders Through Share Repurchases and Dividends in Fiscal 2025
•Ended the Year with Net Debt Leverage of 1.58x Adjusted EBITDA
•For Fiscal 2026, the Company Expects to Deliver Flat to Low Single-Digit Net Sales Growth and Low Single-Digit Adjusted EBITDA Growth, Driven by Return to Growth of our Global Pet Care and Home & Garden Businesses
•For Fiscal 2026, Targeting Approximately 50% Conversion of Adjusted EBITDA to Adjusted Free Cash Flow

Middleton, WI, November 13, 2025 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the fourth quarter of fiscal 2025 ended September 30, 2025.
"Earlier in the year, we made the difficult but necessary decision to address the uncertain trade policy by halting all imports from China for the US market and focus on running the business for cash. Our fourth quarter and full year results reflect the impacts of those decisions and a challenging macroeconomic environment. Despite these headwinds, the actions we proactively and decisively took reduced our risk significantly and protected our long-term financial health. We delivered adjusted free cash flow of over $170 million, exceeding by $10 million our previously communicated goal of $160 million. As expected, our Home & Garden (H&G) business delivered topline growth for the quarter, driven by a delayed start to the season while category softness continued to impact both our Global Pet Care (GPC) and Home and Personal Care (HPC) businesses. Our results were also impacted by the decision to stop shipments earlier in the year resulting in continued supply shortages in the fourth quarter. Looking forward to fiscal 2026, we expect our two highest value businesses, GPC and H&G, to return to growth as we see signs of stabilization in these categories. Our HPC business is expected to be challenged by continued category softness and impacted by our supply chain simplification initiatives. Our focus for HPC is on increasing profitability and finding a strategic solution for the business." said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.

Mr. Maura concluded, "With our strong balance sheet and low leverage, we are uniquely positioned to act as the M&A partner of choice for high-quality, synergistic assets in our sector. We believe our financial strength and our great businesses allow us to move decisively on compelling opportunities that will drive long-term value creation for our shareholders. We remain optimistic about strategic M&A opportunities that can accelerate our long-term growth."

Fiscal 2025 Fourth Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	September 30, 2025	September 30, 2024	Variance
Net sales	$733.5	$773.7	$(40.2)	(5.2)%
Gross profit	256.6	288.0	(31.4)	(10.9)%
Gross profit margin	35.0%	37.2%	(220)	bps
Operating income	29.4	21.9	7.5	34.2%
Net income from continuing operations	53.3	12.8	40.5	316.4%
Net income from continuing operations margin	7.3%	1.7%	560	bps
Diluted earnings per share from continuing operations	$2.19	$0.45	$1.74	386.7%
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$63.4	$68.9	(5.5)	(8.0)%
Adjusted EBITDA margin	8.6%	8.9%	(30)	bps
Adjusted EPS from continuing operations	$2.61	$0.97	$1.64	169.1%
•Net sales decreased 5.2% with a decrease in organic net sales of 6.6%, excluding the impact of $10.5 million of favorable foreign exchange rates. The net sales decline was primarily due to top-line declines in GPC and HPC related to supply constraints from pausing Chinese sourced imports earlier in the fiscal year and category softness partially offset by increased sales in H&G from favorable shifts in seasonal sales.
•Gross profit and margin decreased from lower volume, unfavorable mix, inflation and tariffs, partially offset by impacts from pricing, cost improvement actions and operational efficiencies.
•Operating income increased due to decreased operating expenses partially offset by the decline in gross profit.
•Net income from continuing operations and diluted earnings per share increased driven by lower taxes from a one time tax benefit, lower share count, and higher operating income.
•Adjusted EBITDA decreased 8.0% and adjusted EBITDA margin decreased 30 basis points driven by lower volume and reduced gross margins partially offset by lower operating expenses.
•Adjusted diluted EPS increased to $2.61 due to lower income tax and a reduction in outstanding shares, partially offset by lower adjusted EBITDA.

Fiscal 2025 Fourth Quarter Segment Level Data
Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	September 30, 2025	September 30, 2024	Variance
Net sales	$298.1	$302.5	$(4.4)	(1.5)%
Adjusted EBITDA	49.6	44.3	5.3	12.0%
Adjusted EBITDA margin	16.6%	14.6%	200	bps
Net sales decreased 1.5%. Excluding favorable foreign currency impacts, organic net sales decreased 3.3%. Sales in Aquatics increased high-single digits offset by mid-single digit declines in Companion Animal. North American net sales in both categories were negatively impacted by category softness, supply constraints from pausing Chinese purchases earlier in the fiscal year, and a strategic pull forward of orders by retailers in the prior fiscal year. EMEA net sales in Companion Animal increased driven by the continued strength of the GoodBoy brand and strong performance in the Dog and Cat Food category. Aquatics net sales increased in both EMEA and North America driven by distribution gains in the US and strong brand performance in EMEA.
Adjusted EBITDA of $49.6 million increased from $44.3 million in the prior year, and adjusted EBITDA margins were 16.6% compared to 14.6% in the prior year, due to expense management through cost savings initiatives announced earlier in the year, lower investment spend due to category softness and spend phasing, and pricing. These actions more than offset the lower sales volume, higher tariff cost, and inflation experienced in the quarter.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	September 30, 2025	September 30, 2024	Variance
Net sales	$139.2	$134.9	$4.3	3.2%
Adjusted EBITDA	16.9	19.0	(2.1)	(11.1)%
Adjusted EBITDA margin	12.1%	14.1%	(200)	bps
Net sales increased 3.2% and organic net sales increased 3.1% due to a delayed start to the season that favorably impacted current quarter results. Net sales in Controls had high-teens improvement, while sales in Household Pest and Repellents declined single digits. Net sales in cleaning also decreased.
Adjusted EBITDA of $16.9 million decreased from $19.0 million in the prior year, and adjusted EBITDA margins of 12.1% compared to 14.1% in the prior year due to unfavorable mix, inflation, tariffs and incremental brand-focused investments, partially offset by pricing, productivity improvements, and higher sales volume.

Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	September 30, 2025	September 30, 2024	Variance
Net sales	$296.2	$336.3	$(40.1)	(11.9)%
Adjusted EBITDA	15.7	19.0	(3.3)	(17.4)%
Adjusted EBITDA margin	5.3%	5.6%	(30)	bps
Net sales decreased 11.9%. Excluding favorable foreign currency impacts, organic net sales decreased 13.4%. Net sales in Personal Care were down low-single digits while net sales in Home Appliances were down double digits. Consumer sentiment in the US and EMEA negatively impacted demand and the US experienced supply shortages from the pause in orders when China tariffs were at their highest point. EMEA organic net sales were down double digits, with softness in both Home Appliances and Personal Care. North American net sales percent declined in the mid twenty's, primarily driven by lower volumes in Home Appliances. LATAM organic net sales increased high single-digits, with growth in both categories.
Adjusted EBITDA was $15.7 million compared to $19.0 million in the prior year, and adjusted EBITDA margins declined to 5.3% compared to 5.6% last year, driven by lower volumes, unfavorable mix, and tariffs. These headwinds were largely offset by pricing, lower brand-focused investments in light of tariff supply issues, lower distribution costs, and expense management.
Liquidity and Debt
As of the end of the quarter, the Company had a cash balance of $123.6 million and total liquidity of $615.9 million, including undrawn capacity on its cash flow revolver of $492.3 million. The Company also had $581.4 million of debt outstanding, with no outstanding borrowings on the revolver, senior unsecured notes of $496.1 million and finance leases of $85.3 million. The Company ended the quarter with net debt of $457.8 million.
Fiscal 2026 Earnings Framework
The Company expects to deliver flat to low single-digit growth in reported net sales in fiscal 2026. Fiscal 2026 adjusted EBITDA is expected to increase by low single-digits. Adjusted free cash flow is expected to be approximately 50% of adjusted EBITDA.
The Company continues to target a long-term net leverage ratio of 2.0 - 2.5 times.
Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, November 13, 2025. The live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands' website at www.spectrumbrands.com. Participants may register here. Instructions will be provided to ensure the necessary audio applications are downloaded and installed. Users can obtain these at no charge.
A replay of the live broadcast will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.

About Spectrum Brands Holdings, Inc.
Spectrum Brands is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, we offer a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, Black + Decker®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
Non-GAAP Measurements
Our consolidated results contain non-GAAP metrics such as organic net sales, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and adjusted Free Cash Flow. While we believe organic net sales and adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and adjusted Free Cash Flow are useful supplemental information, such adjusted results are not intended to replace our financial results in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”) and should be read in conjunction with those GAAP results.
Organic Net Sales - We define organic net sales as net sales excluding the effect of changes in foreign currency exchange rates and impact from acquisitions (where applicable). We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rates and acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the current period net sales using the currency exchange rates that were in effect during the prior comparative period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period.
Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA and adjusted EBITDA margin are non-GAAP metrics used by management, which we believe are useful to investors to measure the operational strength and performance of our business. These metrics provide investors additional information about our operating profitability for certain non-cash items, non-routine items we do not expect to continue at the same level in the future, as well as other items not core to our continuing operations. By providing these measures, together with a reconciliation of the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives, as securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by management and our Board of Directors for internal purposes in evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures. They facilitate comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA is also used for determining compliance with the Company’s debt covenants. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income from continuing operations. Adjusted EBITDA also excludes certain non-cash adjustments including share based compensation; impairment charges on property, plant and equipment, right of use lease assets, and goodwill and other intangible assets; gain or loss from the early extinguishment of debt; and purchase accounting adjustments recognized in income subsequent to an acquisition attributable to the step-up in value on assets acquired. Additionally, the Company will further recognize adjustments from adjusted EBITDA for other costs, gains and losses that are considered significant, non-recurring, or otherwise not supporting the continuing operations and revenue generating activity of the segment or Company, including but not limited to, exit and disposal activities, or incremental costs associated with strategic transactions, restructuring and optimization initiatives such as the acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure the Company and its operations. Adjusted EBITDA margin is adjusted EBITDA as a percentage of reported net sales.
Adjusted EPS - Management uses adjusted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations. Management believes that adjusted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. By providing these measures, together with a reconciliation of the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives, as securities analysts and other interested parties use such calculations as a measure of financial performance, and they are regularly used by management and our Board of Directors for internal purposes in evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures. Adjusted EPS is calculated by excluding the effect of certain adjustments from diluted EPS, including non-cash adjustments including impairment charges on property, plant and equipment, operating and finance lease assets, and goodwill and other intangible assets; gain or loss from the early extinguishment of debt; and purchase accounting adjustments recognized in income subsequent to an acquisition attributable to the step-up in value on assets acquired. Additionally, the Company will further recognize adjustments from diluted EPS for other costs, gains and losses that are considered significant, non-recurring, or otherwise not supporting the continuing operations and revenue generating activity of the segment or Company, including but not limited to, exit and disposal activities, or incremental costs associated with strategic transactions, restructuring and optimization initiatives such as the acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure the Company and its operations. Adjusted EPS is further impacted by the effect on the income tax provision from adjustments made to reported diluted EPS.
Adjusted Free Cash Flow - Management uses adjusted free cash flow as a means of analyzing the Company's operating results and evaluating cash flow generation from its revenue generating activities, excluding certain cash flow activity associated with strategic transactions and other costs and receipts attributable to non-recurring events. Management believes that adjusted free cash flow is a useful measure in understanding cash flow conversion associated with the Company's operations that is available for acquisitions and other investments, service of debt, dividends and share repurchases and meetings its working capital requirements. By providing these measures, together with a reconciliation of the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business, as well as assisting investors in evaluating how well we are generating cash flow from operations, as securities analysts and other interested parties use such calculations as a measure of financial performance, and they are regularly used by management and our Board of Directors for internal purposes in evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures. Free cash flow is calculated by excluding capital expenditures from cash flow provided (used) by operating activities and further adjusted for non-operating strategic transaction costs and other non-recurring or unusual cash flow activity that would otherwise be considered operating cash flow under US GAAP. Cash flow conversion is adjusted free cash flow as a percentage of adjusted EBITDA.
The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.
Forward-Looking Statements
We have made or implied certain forward-looking statements in this document. Statements or expectations regarding our business and M&A strategy, future free cash flows, tariffs, tariff impact and tariff mitigation efforts, future operations and operating model, financial condition, estimated revenues, projected costs, inventory management, supply chain and supply chain relocation efforts, earnings power, project synergies, prospects, plans and strategic objectives of management, the geopolitical environment including the impact of tariffs, and information concerning expected actions of third parties are forward-looking statements. Our statements also reflect our expectations regarding tariffs, which are based on currently known and effective tariffs, including tariffs placed by the United States ("U.S.") on other countries and tariffs announced by other countries on the U.S., and do not reflect tariffs that have been announced and delayed or other additional tariffs which could result in additional costs. When used in this report, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Because these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in the U.S. or the international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the number of local, regional and global uncertainties could negatively impact our business; (3) the negative effect of the Russia-Ukraine war and the Israel-Hamas war and their impact on those regions and surrounding regions, including the Middle East and disruptions to international trade, supply chain and shipping routes and pricing, and on our operations and those operations of our customers, suppliers and other stakeholders; (4) our reliance on third-party partners, suppliers and distributors that are outside our control to achieve our business objectives; (5) the impact of government intervention with or influence on the operations of our suppliers, including in China; (6) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including changes in inventory and distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers; (7) the impact of our indebtedness and financial leverage position on our business, financial condition and results of operations; (8) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (9) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (10) the effects of general economic conditions, including the impact of, uncertainty around and changes to, tariffs and trade policies, including the tariffs and trade agreements announced by the Trump Administration in 2025 and that may be announced in the future, tariff mitigation efforts (including supply chain relocation efforts), inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (11) the impact of fluctuations in transportation and shipment costs, fuel costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (12) interest rate fluctuations; (13) changes in foreign currency exchange rates that may impact our purchasing power, pricing and margin realization within international jurisdictions; (14) the loss of significant reduction in or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof; (15) competitive promotional activity or spending by competitors, or price reductions by competitors; (16) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands, including via private label manufacturers; (17) changes in consumer spending preferences, shopping trends, and demand for our products, particularly in light of economic stress; (18) our ability to develop and successfully introduce new products, protect intellectual property and avoid infringing the intellectual property of third parties; (19) our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (20) the seasonal nature of sales of certain of our products; (21) the impact weather conditions may have on the sales of certain of our products; (22) the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (23) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (24) our ability to use social media platforms as effective marketing tools and to manage negative commentary regarding us, and the impact of rules governing the use of e-commerce and social media; (25) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (26) the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business; (27) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (28) changes in accounting policies applicable to our business; (29) our discretion to adopt, conduct, suspend or discontinue any share repurchase program or conduct any debt repayments, redemptions, repurchases or refinancing transactions (including our discretion to conduct purchases or repurchases, if any, in a variety of manners including open-market purchases, privately negotiated transactions, tender offers, redemptions, or otherwise); (30) our ability to utilize net operating loss carry-forwards to offset tax liabilities; (31) our ability to separate the Company’s HPC business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business; (32) our ability to create a pure play consumer products company composed of our GPC and H&G businesses and to realize the expected benefits of such creation, and within the anticipated time period, or at all; (33) our ability to successfully implement and realize the benefits of acquisitions or dispositions and the impact of any such transactions on our financial performance; (34) our ability to achieve our goals and aspirations related to the reduction of greenhouse gas emissions or otherwise meet the expectations of our stakeholders with respect to environmental, social and governance matters; (35) the impact of actions taken by significant shareholders; (36) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; and (37) the other risk factors set forth in Spectrum Brands Holdings, Inc. 2025 Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the other filings within the U.S. Securities and Exchange Commission (the "SEC").
Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports (including this report), as applicable. You should assume the information appearing in this report is accurate only as of the end of the period covered by this report, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Year Ended
(in millions, except per share amounts)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net sales	$733.5	$773.7	$2,809.0	$2,963.9
Cost of goods sold	476.9	485.7	1,777.1	1,854.6
Gross profit	256.6	288.0	1,031.9	1,109.3
Selling, general & administrative	226.3	263.9	882.6	953.4
Impairment of intangible assets	0.9	2.2	16.6	45.2
Impairment of property, plant and equipment and operating leases	—	—	7.8	5.1
Representation and warranty insurance proceeds	—	—	—	(65.0)
Total operating expenses	227.2	266.1	907.0	938.7
Operating income	29.4	21.9	124.9	170.6
Interest expense	7.9	6.7	30.0	58.5
Interest income	(0.6)	(3.1)	(4.2)	(57.5)
Gain from early extinguishment of debt	—	—	—	(2.6)
Other non-operating expense, net	4.7	1.5	11.9	8.6
Income from continuing operations before income taxes	17.4	16.8	87.2	163.6
Income tax (benefit) expense	(35.9)	4.0	(13.0)	64.3
Net income from continuing operations	53.3	12.8	100.2	99.3
Income from discontinued operations, net of tax	2.4	15.9	0.2	25.5
Net income	55.7	28.7	100.4	124.8
Net income from continuing operations attributable to non-controlling interest	0.1	0.1	0.5	—
Net income attributable to controlling interest	$55.6	$28.6	$99.9	$124.8
Amounts attributable to controlling interest
Net income from continuing operations attributable to controlling interest	$53.2	$12.7	$99.7	$99.3
Income from discontinued operations attributable to controlling interest, net of tax	2.4	15.9	0.2	25.5
Net income attributable to controlling interest	$55.6	$28.6	$99.9	$124.8
Earnings Per Share
Basic earnings per share from continuing operations	$2.21	$0.45	$3.88	$3.28
Basic earnings per share from discontinued operations	0.10	0.57	—	0.84
Basic earnings per share	$2.31	$1.02	$3.88	$4.12
Diluted earnings per share from continuing operations	$2.19	$0.45	$3.85	$3.26
Diluted earnings per share from discontinued operations	0.10	0.56	0.01	0.84
Diluted earnings per share	$2.29	$1.01	$3.86	$4.10
Weighted Average Shares Outstanding
Basic	24.1	28.0	25.7	30.3
Diluted	24.3	28.3	25.9	30.5

SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

(in millions)	2025	2024
Cash flows from operating activities
Net cash provided by operating activities from continuing operations	$204.1	$269.8
Net cash used by operating activities from discontinued operations	(0.5)	(107.2)
Net cash provided by operating activities	203.6	162.6
Cash flows from investing activities
Purchases of property, plant and equipment	(38.3)	(44.0)
Proceeds from sale of business, net cash	0.7	(26.9)
Purchases of short term investments	—	(849.3)
Proceeds from sale of short term investments	—	1,941.3
Other investing activity	(0.1)	0.1
Net cash (used) provided by investing activities	(37.7)	1,021.2
Cash flows from financing activities
Payment of debt and debt premium	(10.8)	(1,349.3)
Proceeds from issuance of debt	—	350.0
Payment of debt issuance costs	(0.1)	(15.0)
Premium on capped call transactions	—	(25.2)
Dividends paid to shareholders	(48.2)	(50.6)
Dividends paid by subsidiary to non-controlling interest	(1.5)	—
Treasury stock purchases	(326.4)	(482.7)
Excise tax paid on net share repurchases	(9.7)	—
Share based award tax withholding payments, net of proceeds upon vesting	(4.5)	(5.4)
Net cash used by financing activities	(401.2)	(1,578.2)
Effect of exchange rate changes on cash and cash equivalents	(8.0)	11.0
Net change in cash, cash equivalents and restricted cash	(243.3)	(383.4)
Cash, cash equivalents, and restricted cash, beginning of period	370.5	753.9
Cash, cash equivalents, and restricted cash, end of period	$127.2	$370.5

SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	2025	2024
Assets
Cash and cash equivalents	$123.6	$368.9
Trade receivables, net	521.7	635.4
Other receivables	50.9	70.7
Inventories	446.1	462.1
Prepaid expenses and other current assets	41.9	41.5
Total current assets	1,184.2	1,578.6
Property, plant and equipment, net	255.0	266.6
Operating lease assets	73.5	101.9
Deferred charges and other	62.5	39.9
Goodwill	866.8	864.9
Intangible assets, net	937.6	990.4
Total assets	$3,379.6	$3,842.3
Liabilities and Shareholders' Equity
Current portion of long-term debt	$11.7	$9.4
Accounts payable	283.7	397.3
Accrued wages and salaries	50.2	78.8
Accrued interest	4.5	4.7
Income tax payable	21.2	25.0
Short-term operating lease liabilities	31.8	31.3
Other current liabilities	120.1	140.6
Total current liabilities	523.2	687.1
Long-term debt, net of current portion	556.2	551.4
Long-term operating lease liabilities	54.5	87.0
Deferred income taxes	136.6	170.8
Uncertain tax benefit obligation	180.3	171.5
Other long-term liabilities	19.1	32.8
Total liabilities	1,469.9	1,700.6
Shareholders' equity	1,909.7	2,140.9
Non-controlling interest	—	0.8
Total equity	1,909.7	2,141.7
Total liabilities and equity	$3,379.6	$3,842.3

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three month periods and years ended September 30, 2025 and September 30, 2024.

(in millions, except %)	Three Month Periods Ended				Year Ended
	September 30, 2025	September 30, 2024	Variance		September 30, 2025	September 30, 2024	Variance
GPC	$298.1	$302.5	$(4.4)	(1.5)%	$1,082.5	$1,151.5	$(69.0)	(6.0)%
H&G	139.2	134.9	4.3	3.2%	572.8	578.6	(5.8)	(1.0)%
HPC	296.2	336.3	(40.1)	(11.9)%	1,153.7	1,233.8	(80.1)	(6.5)%
Net Sales	$733.5	$773.7	(40.2)	(5.2)%	$2,809.0	$2,963.9	(154.9)	(5.2)%

The following is a reconciliation of reported sales to organic sales for the three month period and year ended September 30, 2025 compared to reported net sales for the three month period and year ended September 30, 2024, respectively.

	September 30, 2025			Net Sales September 30, 2024
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Foreign Currency	Organic Net Sales		Variance
GPC	$298.1	$(5.5)	$292.6	$302.5	$(9.9)	(3.3)%
H&G	139.2	(0.1)	139.1	134.9	4.2	3.1%
HPC	296.2	(4.9)	291.3	336.3	(45.0)	(13.4)%
Total	$733.5	$(10.5)	$723.0	$773.7	(50.7)	(6.6)%

	September 30, 2025			Net Sales September 30, 2024
Year Ended (in millions, except %)	Net Sales	Effect of Changes in Foreign Currency	Organic Net Sales		Variance
GPC	$1,082.5	$(9.2)	$1,073.3	$1,151.5	$(78.2)	(6.8)%
H&G	572.8	—	572.8	578.6	(5.8)	(1.0)%
HPC	1,153.7	7.1	1,160.8	1,233.8	(73.0)	(5.9)%
Total	$2,809.0	$(2.1)	$2,806.9	$2,963.9	(157.0)	(5.3)%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
The following is a reconciliation of reported net income from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month periods and years ended September 30, 2025 and September 30, 2024.

	Three Month Periods Ended		Year Ended
(in millions, except %)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income from continuing operations	$53.3	$12.8	100.2	99.3
Income tax (benefit) expense	(35.9)	4.0	(13.0)	64.3
Interest expense	7.9	6.7	30.0	58.5
Depreciation	13.8	14.4	56.4	57.3
Amortization	10.1	11.2	41.6	44.5
Share based compensation	5.8	4.6	20.5	17.5
Non-cash impairment charges	0.9	2.2	24.4	50.3
Non-cash purchase accounting adjustments	—	—	—	1.2
Gain from early extinguishment of debt	—	—	—	(2.6)
Exit and disposal costs	0.6	(0.1)	8.8	1.0
HHI separation costs[1]	0.1	0.9	1.5	3.9
HPC separation initiatives[1]	—	4.8	0.9	13.4
Global ERP transformation[1]	2.1	3.8	9.2	15.0
HPC product recall[2]	—	0.3	—	6.9
Representation and warranty insurance proceeds[3]	—	—	—	(65.0)
Litigation costs[4]	0.7	0.7	3.5	2.9
Other[5]	4.0	2.6	5.1	3.4
Adjusted EBITDA	$63.4	$68.9	$289.1	$371.8
Net sales	$733.5	$773.7	$2,809.0	$2,963.9
Net income from continuing operations margin	7.3%	1.7%	3.6%	3.4%
Adjusted EBITDA margin	8.6%	8.9%	10.3%	12.5%
________________________________________
1    Incremental costs associated with strategic transactions, restructuring and optimization initiatives, including, but not limited to, the acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure operations.
2    Incremental net costs from product recalls in the HPC segment.
3    Gain from the receipt of insurance proceeds on representation and warranty policies during the prior year associated with the Tristar Business acquisition.
4    Litigation costs associated with the Tristar Business acquisition.
5    Other is attributable to (1) other project costs associated with distribution center transitions; (2) key executive severance costs; and (3) loss from the sale and deconsolidation of a Romania joint venture subsidiary during the three month period and year ended September 30, 2025, and the liquidation and deconsolidation of a Russia operating subsidiary during the three month period and year ended September 30, 2024.

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three month periods and years ended September 30, 2025 and September 30, 2024.

	Three Month Periods Ended		Year Ended
(per share amounts)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Diluted EPS from continuing operations	$2.19	$0.45	$3.85	$3.26
Adjustments:
Non-cash impairment charges	0.04	0.08	0.94	1.65
Non-cash purchase accounting adjustments	—	—	—	0.04
Gain from early extinguishment of debt	—	—	—	(0.09)
Exit and disposal costs	0.02	—	0.34	0.03
HHI separation costs[1]	—	0.03	0.06	0.13
HPC separation initiatives[1]	—	0.17	0.03	0.44
Global ERP transformation[1]	0.09	0.13	0.36	0.49
HPC product recalls[2]	—	0.01	—	0.23
Representation and warranty insurance proceeds[3]	—	—	—	(2.13)
Litigation costs[4]	0.03	0.02	0.13	0.09
Other[5]	0.17	0.09	0.20	0.12
Pre-tax adjustments	0.35	0.53	2.06	1.00
Tax impact of adjustments[6]	0.07	(0.01)	(0.48)	(0.20)
Net adjustments	0.42	0.52	1.58	0.80
Diluted EPS from continuing operations, as adjusted	$2.61	$0.97	$5.43	$4.06
________________________________________
1    Incremental costs associated with strategic transactions, restructuring and optimization initiatives, including, but not limited to, the acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure operations.
2    Incremental net costs from product recalls in the HPC segment.
3    Gain from the receipt of insurance proceeds on representation and warranty policies during the prior year associated with the Tristar Business acquisition.
4    Litigation costs associated with the Tristar Business acquisition.
5    Other is attributable to (1) other project costs associated with distribution center transitions; (2) key executive severance; and (3) loss from the sale and deconsolidation of a Romania joint venture subsidiary during the three month period and year ended September 30, 2025, and the liquidation and deconsolidation of a Russia operating subsidiary during the three month period and year ended September 30, 2024.
6    Income tax adjustment reflects the impact on the income tax provision from the adjustments to diluted EPS.

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED FREE CASH FLOW
The following is a reconciliation of reported operating cash flow from continuing operations to adjusted free cash flow for the years ended September 30, 2025 and September 30, 2024.

(in millions)	2025	2024
Net cash provided by operating activities from continuing operations	$204.1	$269.8
Purchases of property, plant and equipment	(38.3)	(44.0)
Free cash flow	165.8	225.8
Deal transaction costs[1]	6.7	21.9
Proceeds from representation and warranties insurance[2]	—	(65.0)
Other[3]	(1.8)	(6.1)
Adjusted free cash flow	$170.7	$176.6
________________________________________
1    Incremental cash flow attributable to certain strategic transactions including the HPC separation initiatives and the HHI divestiture and separation activity.
2     Cash flow attributable to the insurance proceeds from the representation and warranty insurance policies associated with the Tristar Business acquisition.
3    Other is attributable to the inclusion or exclusion of cash flow adjustments from other strategic, restructuring and optimization initiatives otherwise considered operating cash flow activities under US GAAP and excluding cash flow attributable to restricted cash balances which is considered a component of operating cash flow under US GAAP.